Exhibit 99.1

For Immediate Release:

Media Contact:
Mollie Elizabeth Condra
HealthStream
(615)-301-3237
mollie.condra@healthstream.com

HealthStream Announces the Addition of Dale W. Polley to the Board of Directors

Nashville, Tenn. (September 12, 2006)—HealthStream, Inc. (NASDAQ: HSTM), a leading provider of learning solutions for the healthcare industry, today announced that Dale W. Polley has joined its Board of Directors.

Mr. Polley is currently a director for Pinnacle Financial Partners, Inc. (NASDAQ: PFNP), a bank holding company, and for O’Charley’s, Inc. (NASDAQ: CHUX), a leading restaurant company based in Nashville. He is a member of the executive and audit committees for both organizations and additionally chairs the audit committees for both companies.

As a leader in banking and capital markets, Mr. Polley has held several highly visible positions, including director for the Federal Reserve Bank of Atlanta, Nashville branch, from 1995 to 2001. Prior to his retirement, he served as president and vice chairman of the Board of Directors of First American Corporation and First American National Bank. Prior to joining First American in 1991, Mr. Polley served in various executive management positions for C&S/Sovran Financial Corporation, Sovran Financial Corporation, and Commerce Union Corporation—including chief financial officer. Through his 30+ years of service in the financial services industry, Mr. Polley was involved in approximately 100 merger and acquisition transactions.

Over the last 30 years, Mr. Polley has actively supported a wide range of public service organizations. He currently serves on the boards of directors of the Nashville Area Chamber of Commerce, St. Thomas Health Services Foundation, Vanderbilt-Ingram Cancer Center, Gaylord Music City Bowl, and the Nashville Sports Council. Mr. Polley has formerly served on the boards of the American Cancer Society, the American Heart Association, the Pencil Foundation, YMCA, and the United Way.

Welcoming Mr. Polley to the Board, Robert A. Frist, Jr., chairman and chief executive officer of HealthStream, said, “We are delighted to have an individual of Dale’s prominence and executive leadership join our Board. With his distinguished career in banking and financial services, we expect that he will add a valuable perspective to Board discussions as he advises the Company.”

About HealthStream
HealthStream (NASDAQ: HSTM) is a leading provider of learning solutions for the healthcare industry. Approximately 1,377,000 contracted healthcare professionals have selected the Internet-based HealthStream Learning Center™, HealthStream’s learning platform. The Company’s learning products and services are used by healthcare organizations to meet the full range of their training needs, including training and assessment. Once subscribed to the HealthStream Learning Center™, customers benefit from increased compliance, reduced risks, and improved learning effectiveness. In addition, HealthStream has pioneered a new collaboration with pharmaceutical and medical device companies to assist them in product launch and market education initiatives within the Company’s nationwide network of hospital customers. (www.healthstream.com)

This press release contains forward-looking statements that involve risks and uncertainties regarding HealthStream. Investors are cautioned that such results or events predicted in these statements may differ materially from actual future events or results. This information has been, or in the future may be, included in reliance on the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such results or events predicted in these statements may differ materially from actual future events or results. The Company’s preliminary financial results, while presented with numerical specificity, are forward-looking statements which are based on a variety of assumptions regarding the Company’s operating performance that may not be realized, and which are subject to significant uncertainties and potential contingencies associated with the Company’s financial and accounting procedures and other matters referenced from time to time in the Company’s filings with the Securities and Exchange Commission. Consequently, such forward-looking information should not be regarded as a representation or warranty by the Company that such projections will be realized.

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